                                                                    EXHIBIT 15.1

           AWARENESS LETTER--UNAUDITED INTERIM FINANCIAL INFORMATION

Cross Timbers Oil Company
Fort Worth, Texas

   We are aware that our reports dated May 10, 1999 and July 22, 1999, which were included in the Cross Timbers Oil Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999, are being incorporated by reference in the Company's Registration Statement on Form S-3.

   We also are aware that the aforementioned reports, pursuant to Regulation C under the Securities Act of 1933, are not considered a part of the Registration Statement prepared or certified by our firm within the meaning of Sections 7 and 11 of that Act.

ARTHUR ANDERSEN LLP

Forth Worth, Texas

November 12, 1999